Exhibit 99.1

Semtech Announces Fourth Quarter of Fiscal Year 2010 Results

  Record Quarterly Revenue of $85 million in Q4
  13% Sequential Revenue Growth and 36% Y-Y Revenue Growth
  FY10 Revenue of $287M second highest in Semtech History
  Protection and Advanced Com & Sensing Product Groups Achieve Record Revenue years
  28% of Q4 Revenue in Free Cash Flow
  Announced and completed acquisition of Sierra Monolithics, Inc.

CAMARILLO, Calif.--(BUSINESS WIRE)--March 10, 2010--SEMTECH CORPORATION (NASDAQ: SMTC), a leading supplier of high performance analog and mixed-signal semiconductors, today reported un-audited financial results for the fourth quarter of fiscal year 2010 that ended January 31, 2010. As previously announced, on December 9, 2009 Semtech completed its acquisition of Sierra Monolithics, Inc. (SMI), a leading supplier of high-performance ICs and solutions to the core communications infrastructure and leading edge defense markets. Financial results for the fourth quarter of fiscal year 2010 include the contribution from SMI during the stub period between December 10, 2009 and the end of the fourth quarter of fiscal year 2010.

Net revenues for the fourth quarter of fiscal year 2010 were $85.0 million, up 35.6 percent from the fourth quarter of fiscal year 2009 and up 13.1 percent when compared to the third quarter of fiscal year 2010 driven by strong organic growth and the contribution from SMI.

Net income for the fourth quarter of fiscal year 2010, computed in accordance with U.S. generally accepted accounting principles (GAAP), was $9.5 million or 15 cents per diluted share. GAAP net income was $6.3 million or 10 cents per diluted share in the fourth quarter of fiscal year 2009 and was a loss of $20.9 million or 34 cents per share in the third quarter of fiscal year 2010. The GAAP net loss for the third quarter of fiscal year 2010 reflected the change in management’s prior assertions regarding the amount of foreign subsidiary earnings considered to be permanently reinvested offshore as a result of the pending acquisition of SMI. This change in assertion resulted in a net increase of $32.8 million in the tax provision for the third quarter of fiscal year 2010.

GAAP gross profit margin for the fourth quarter of fiscal year 2010 was 53.9 percent compared to 53.2 percent in the fourth quarter of fiscal year 2009 and 55.1 percent in the third quarter of fiscal year 2010.

In the fourth quarter of fiscal year 2010, our provision for income taxes benefited from foreign exchange losses and the release of reserves for uncertain tax positions. The GAAP EPS impact of these items was approximately 3 cents per diluted share.

To facilitate the complete understanding of comparable financial performance between periods, many one-time items recorded this fiscal quarter are reported in this release and will be reported in future releases. The items below have been excluded from Non-GAAP results:

  Stock-based compensation expense
  Transaction and integration related expenses
  Expenses related to class action litigation and ongoing stock option related matters net of insurance recoveries
  Fair value inventory adjustments made as part of the purchase price allocation
  Amortization of acquisition related intangible assets
  Certain restructuring expenses
  An insurance recovery associated with a business interruption claim related to the 2008 fire at our Reynosa facility

Excluding the items listed above, Non-GAAP net income for the fourth quarter of fiscal year 2010 was $18.9 million or 30 cents per diluted share. Non-GAAP net income was $8.3 million or 14 cents per diluted share in the fourth quarter of fiscal year 2009 and was $16.2 million or 26 cents per diluted share in the third quarter of fiscal year 2010.

Non-GAAP gross profit margin for the fourth quarter of fiscal year 2010 was 56.6 percent. Non-GAAP gross profit margin for the fourth quarter of fiscal year 2009 was 53.5 percent and 55.4 percent in the third quarter of fiscal year 2010.

Semtech had $162.2 million of cash, cash equivalents and marketable securities as of January 31, 2010, which was down from $316.3 million at the end of the third quarter of fiscal year 2010 reflecting the $180.0 million cash payment in the quarter to acquire SMI.

Mohan Maheswaran, Semtech’s President and Chief Executive Officer, commented, “Semtech continues to perform superbly. Q4 was another record quarter for us and 2010 was another very strong year despite the challenges of the first half. As we enter FY11, our 50th anniversary as a company, we see the demand across all our product groups and all target segments strengthen. We are excited about the opportunity that lays ahead for us to drive further top line growth, expand gross margins and accelerate our earnings and create a truly differentiated company.”

The results announced today are preliminary, as the annual audit by the Company’s independent registered public accounting firm is still underway. As such, these results are subject to revision until the audit is completed and the Company files its Annual Report on Form 10-K.

First Quarter Outlook

Semtech estimates net sales for the first quarter, which ends May 2, 2010, will increase 7 percent to 13 percent on a sequential basis. GAAP earnings for the first quarter of fiscal year 2011 are expected to be 13 to 16 cents per diluted share.

Non-GAAP earnings for the first quarter are expected to be 27 cents to 30 cents per diluted share. Non-GAAP earnings for the first quarter exclude stock-based compensation expense, amortization of intangible assets, fair value inventory adjustments, acquisition related costs, certain legal expenses and other discrete items.

About Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements prepared in accordance with GAAP, this release includes a non-GAAP presentation of gross profit, net income and earnings per diluted share. All of these non-GAAP measures exclude stock-based compensation, acquisition related amortization of intangibles, and other items detailed above. These non-GAAP measures are provided to enhance the user's overall understanding of the Company's comparable financial performance between periods. In addition, the Company's management generally excludes such items in managing and evaluating the performance of the business. A further discussion of these non-GAAP financial measures can be found above. Reconciliations of GAAP results for the fourth quarter and twelve months of fiscal years 2010 and 2009 appear with the financial statements later in this release. These additional financial measures should not be considered substitutes for any measures derived in accordance with GAAP and may be inconsistent with similar measures presented by other companies.

Forward-Looking and Cautionary Statements

This report contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are statements other than historical information or statements of current condition and relate to matters such as future financial performance, future operational performance, the anticipated impact of specific items on future earnings, and our plans, objectives and expectations, including but not limited to our plans, objectives and expectations with respect to SMI and its business. These forward-looking statements are identified by the use of such terms and phrases as “intends,” “goal,” “estimate, “expect,” “project,” “plans,” “anticipates,” “should,” “will,” “designed to,” “believe,” and other similar expressions which generally identify forward-looking statements. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results and events to differ materially from those projected. Important factors that could cause actual results to differ materially include, but are not limited to: the success of near and longer term integration efforts between the combined companies; competitive changes in the market place applicable to the products of SMI, including, but not limited to the pace of growth or adoption rates of applicable products or technologies, shifts in focus among target customers, and other comparable changes in projected or anticipated markets; the depth, extent and duration of current and anticipated world wide economic uncertainty, at both a macro level, and as it impacts both the Company’s historical products, industry, and market sector, as well as those of SMI following closing of the transaction, and the Company’s ability to forecast and achieve anticipated revenues and earnings estimates in light of continuing economic uncertainty, including estimates applicable to SMI, as well as resulting from the integration of SMI’s financial performance and results into the Company’s full financial results. Additionally, forward-looking statements should be considered in conjunction with the cautionary statements contained in the “Risk Factors” section and elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended January 25, 2009, in the Company’s other filings with the SEC, and in material incorporated therein by reference. In light of the significant uncertainties inherent in the forward-looking information included herein, any such forward-looking information should not be regarded as representations by the Company that its objectives or plans will be achieved or that any of its operating expectations or financial forecasts will be realized. Investors are cautioned not to place undue reliance on any forward-looking information contained herein. The Company assumes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About Semtech

Semtech Corporation is a leading supplier of analog and mixed-signal semiconductors for high-end consumer, computing, communications and industrial equipment. Products are designed to benefit the engineering community as well as the global community. The company is dedicated to reducing the impact it, and its products, have on the environment. Internal green programs seek to reduce waste through material and manufacturing control, use of green technology and designing for resource reduction. Publicly traded since 1967, Semtech is listed on the NASDAQ Global Select Market under the symbol SMTC. For more information, visit http://www.semtech.com.

SEMTECH CORPORATION GAAP CONSOLIDATED STATEMENTS OF INCOME (Table in thousands - except per share amount)

	Three Months Ended			Twelve Months Ended
	Jan 31,	Jan 26,	Oct 25	Jan 31,	Jan 26,
	2010	2009	2009	2010	2009
	Q4 2010	Q4 2009	Q3 2010	Q4 2010	Q4 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net sales	$85,019	$62,695	$75,147	$286,560	$294,820
Cost of sales	39,228	29,345	33,776	130,514	135,233
Gross profit	45,791	33,350	41,371	156,046	159,587

Operating costs and expenses:
Selling, general and administrative	25,129	16,124	18,471	77,448	72,890
Product development and engineering	13,707	9,771	10,467	44,847	41,405
Acquisition related items	1,440	273	303	2,348	1,091
Restructuring charges	88	-	50	486	2,310

Total operating costs and expenses	40,363	26,168	29,291	125,130	117,696

Operating income	5,428	7,182	12,080	30,916	41,891

Interest and other income, net	346	403	1,136	3,054	4,287

Income before taxes	5,774	7,585	13,216	33,970	46,178
Provision for taxes (credit)	(3,705)	1,314	34,103	33,014	8,657

Net income (loss)	$9,479	$6,271	$(20,887)	$956	$37,521

Earnings per share (loss) :
Basic	$0.15	$0.10	$(0.34)	$0.02	$0.61
Diluted	$0.15	$0.10	$(0.34)	$0.02	$0.61

Weighted average number of shares:
Basic	61,238	60,291	61,030	60,779	61,249
Diluted	62,501	60,611	61,030	61,676	61,999

SEMTECH CORPORATION CONSOLIDATED BALANCE SHEETS (Table in thousands)

	Jan 31,	Jan 26,	Oct 25
	2010	2009	2009
	(Unaudited)		(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	80,598	$147,666	$103,053
Temporary investments	55,462	98,735	167,540
Receivables, less allowances	31,163	27,467	25,501
Inventories	33,819	27,986	25,428
Deferred income taxes	11,808	4,287	-
Other current assets	5,964	7,561	8,101
Total Current Assets	218,814	313,702	329,623

Property, plant and equipment, net	38,063	31,786	34,472
Long-term investments	26,163	12,414	45,727
Deferred income taxes	7,153	25,544	9,894
Goodwill	129,651	25,540	25,540
Other intangibles	84,343	2,091	3,483
Other assets	10,107	9,718	9,771
Total Assets	514,294	$420,795	$458,510

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Accounts payable	23,643	$10,653	$19,390
Accrued liabilities	35,656	15,915	16,971
Income taxes payable	8,512	2,108	2,595
Deferred revenue	3,276	2,808	2,368
Accrued taxes	2,609	727	3,247
Deferred income taxes	1,332	1,604	15,778
Total Current Liabilities	75,028	33,815	60,349

Deferred income taxes - non current	16,505	101	101
Accrued taxes	9,497	3,563	1,329
Other long-term liabilities	7,523	5,296	7,428

Shareholders’ equity	405,741	378,020	389,303
Total Liabilities & Equity	514,294	$420,795	$458,510

SEMTECH CORPORATION Supplemental Information - Notes to Consolidated GAAP Statements of Income (Table in thousands)

	Three Months Ended			Twelve Months Ended
	Jan 31,	Jan 26,	Oct 25	Jan 31,	Jan 26,
	2010	2009	2009	2010	2009
Stock Based Compensation Expense	Q4 2010	Q4 2009	Q3 2010	Q4 2010	Q4 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Cost of sales	$225	$221	$284	$1,168	$1,389
Selling, general and administrative	$3,964	$1,541	$2,658	$13,566	$10,400
Product development and engineering	$1,925	$872	$1,160	$5,201	$3,935
Total stock-based compensation	$6,114	$2,635	$4,102	$19,935	$15,724

SEMTECH CORPORATION RECONCILIATION OF GAAP TO NON-GAAP GROSS PROFIT (Table in thousands)

	Three Months Ended			Twelve Months Ended
	Jan 31,	Jan 26,	Oct 25	Jan 31,	Jan 26,
	2010	2009	2009	2010	2009
	Q4 2010	Q4 2009	Q3 2010	Q4 2010	Q4 2009
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Gross profit, as reported (GAAP)	45,791	$33,350	41,371	156,046	$159,587

Adjustments to GAAP gross profit:
Stock-based compensation expense	225	221	284	1,168	1,389
Fair value adjustment related to acquired inventory	2,088	0	0	2,088	0
Non-GAAP Gross profit	48,104	33,571	41,655	159,301	160,976

RECONCILIATION OF GAAP TO NON-GAAP NET INCOME (Table in thousands - except per share amounts)

	Three Months Ended			Twelve Months Ended
	Jan 31,	Jan 26,	Oct 25	Jan 31,	Jan 26,
	2010	2009	2009	2010	2009
Supplemental Information	Q4 2010	Q4 2009	Q3 2010	Q4 2010	Q4 2009
(in thousands)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Income (loss), as reported (GAAP)	$9,479	$6,271	$(20,887)	$956	$37,521

Adjustments to GAAP net income:
Stock based compensation expense	6,114	2,635	4,102	19,935	15,724
Transaction and integration expenses	3,422	0	0	3,422	0
Option and restatement related expenses	2,185	491	1,078	3,332	1,592
Fair value adjustment related to acquired inventory	2,088	0	0	2,088	0
Acquisition related items	1,440	273	303	2,348	1,091
Restructuring cost	88	-	50	486	2,310
Business interruption insurance recovery	(1,360)	-	-	(1,360)	-
Total before taxes	13,977	3,399	5,533	30,251	20,717
Associated tax effect	(4,586)	(1,407)	31,597	24,171	(5,729)
Total of supplemental information net of taxes	9,391	1,992	37,130	54,422	14,988

Net Income on a Non-GAAP Basis	$18,870	$8,263	$16,243	$55,378	$52,509

Diluted GAAP earnings per share	$0.15	$0.10	$(0.34)	$0.02	$0.61
Adjustments per above	$0.15	$0.03	$0.60	$0.88	$0.23
Diluted non-GAAP earnings per share	$0.30	$0.14	$0.26	$0.90	$0.85

CONTACT:
Semtech Corporation
Chris Rogers, Investor Relations, 805-480-2004